Exhibit 99.2

Martha Stewart Living Omnimedia, Inc.

601 West 26th Street

New York, NY 10001

December 19, 2012

Ms. Lisa Gersh

170 East End Avenue, Apt 16C

New York, NY 10128

Reference is made to your Employment Agreement dated as of May 24, 2011 (the “Agreement”) setting forth the terms and conditions of your employment with Martha Stewart Living Omnimedia, Inc. (the “Company”), and to your Stock Option Agreements dated June 6, 2011, your Restricted Stock Unit Agreements dated June 6, 2011, your Stock Option Agreement dated June 6, 2012 and your Restricted Stock Unit Agreements dated June 6, 2012 (collectively, the “Award Agreements”). Defined terms utilized herein and not otherwise defined shall have their respective meanings as set forth in the Agreement or in the Award Agreements, as the case may be.

WHEREAS, the Company is in the process of seeking a qualified candidate to succeed you as Chief Executive Officer of the Company and desires to provide for an orderly transition of your responsibilities to such successor and for the termination of your employment with the Company which shall be treated as a termination by the Company without Cause.

NOW, THEREFORE, the Board has approved certain amendments to the Agreement and effective as of the date hereof, this letter will serve to amend the Agreement as follows:

1. Notwithstanding anything to the contrary contained in the Agreement, and unless your employment is earlier terminated pursuant to Section 7 of the Agreement, the Employment Term will end upon the first to occur of (x) the election by the Board of a new Chief Executive Officer of the Company, (y) such date as may be designated by the Board upon not less than ten days’ prior written notice to you, and (z) February 28, 2013, provided that if prior to February 28, 2013 the Company has publicly announced the hiring of a new Chief Executive Officer, upon the request of the Board your employment will continue until the first to occur of the first day of employment of such new Chief Executive Officer and March 15, 2013 (the “Termination Date”).

2. During the period from the date hereof until the Termination Date, you will continue to fulfill your duties to the Company as set forth in Section 2 of the Agreement (including, without limitation, the requirement that you devote substantially all of your business time and attention to the businesses of the Company and its subsidiaries and affiliates), and you will continue to comply with the covenants set forth in Section 10 of the Agreement.

3. Provided that your employment is not terminated by the Company for Cause or by you prior to the Termination Date: (x) the termination of your employment on the Termination Date pursuant to paragraph 1 of this letter will be deemed to be a termination of your employment by the Company without Cause for all purposes of the Agreement (including, without limitation, for purposes of Sections 9(a) and 9(c) of the Agreement) and for all purposes of the Award Agreements; and (y) subject to the provisions of Sections 9(e) and 16 of the Agreement, upon the termination of your employment on the Termination Date pursuant to paragraph 1 of this letter, you will be entitled to receive the payments and benefits provided in Section 9(c) of the Agreement (in addition to the payments and benefits provided in Section 9(a) of the Agreement and any payments and benefits under the Award Agreements to the extent provided therein). You acknowledge and agree that on the Termination Date, you will not be owed any amount for accrued vacation.

4. The release referred to in Section 9(e) of the Agreement shall be in the form attached hereto as Exhibit A.

5. You acknowledge and agree that the Company is expressly relying on your continued compliance with the covenants in Section 10(d) of the Agreement as additional consideration for the Company to agree to the amendments to the Agreement as set forth herein and that any breach or threatened breach of such covenants would cause irreparable injury to the Company entitling the Company to seek relief, including without limitation money damages and/or injunctive relief. The Company acknowledges and agrees that you are expressly relying on the Company’s continued compliance with the covenants in Section 10(d) of the Agreement as additional consideration for you to agree to the amendments to the Agreement as set forth herein and that any breach or threatened breach of such covenants would cause irreparable injury to you entitling you to seek relief, including without limitation money damages and/or injunctive relief.

6. As a material inducement to cause you to agree to the amendments to the Agreement as set forth herein, the Company represents and warrants to you that as of the date hereof the Board is not aware of any facts, circumstances or events that would afford the Company the right to terminate your employment for Cause pursuant to the Agreement.

7. As a material inducement to cause the Company to agree to the amendments to the Agreement as set forth herein, you agree not to assert the existence of “Good Reason” (as defined in Section 7(b)(iv) of the Agreement and in certain of the Award Agreements) as a basis for the termination of your employment by the Company prior to the Termination Date.

8. For purposes of clarification with respect to the provisions of Section 10(b) of the Agreement, it is agreed and understood that in order to be deemed a “Competitive Activity” that directly competes with all or any substantial part of any of the Company’s businesses: (a) with respect to clauses (i) and (iii) of Section 10(b), such radio, television and video programs and/or such magazines or websites must be comprised of content, a majority of which is content in the genre presently produced/published by the Company (e.g., domestic arts, weddings, crafts, etc.); (b) with respect to clause (ii) of Section 10(b), the sale of such merchandise must be branded and sold with the endorsement of a nationally prominent celebrity associated with the domestic arts; and (c) with respect to clause (iv), the Company must be engaged in such business on the Termination Date.

9. Subject to the right of the Company to comply with applicable securities laws and regulations, you shall have reasonable approval over any public statements, filings or announcements concerning the terms of this letter and the termination of your employment by the Company.

10. Except as expressly set forth in this letter, all other terms and conditions of the Agreement and the Award Agreements shall remain in full force and effect.

Please indicate your agreement to the foregoing amendments to the Agreement by signing and returning a copy of this letter to Daniel Taitz at your earliest convenience.

Sincerely,

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:
Name:	Daniel Taitz
Title:	Chief Administrative Officer and General Counsel

AGREED TO BY EMPLOYEE:

I have read and understand the above terms and conditions and by signing below I agree to the terms and conditions of the amendments to the Agreement as set forth in this letter.

Lisa Gersh
December 19, 2012

EXHIBIT A

GENERAL RELEASE

This General Release (this “Release”) is executed by Lisa Gersh (“Executive”) pursuant to Section 9(e) of the Employment Agreement between Executive and Martha Stewart Living Omnimedia, Inc. dated as of May 24, 2011, as amended by letter dated December 19, 2012 (collectively, the “Employment Agreement”).

WHEREAS, Executive’s employment with the Company has terminated;

WHEREAS, the Company and Executive intend that the terms and conditions of the Employment Agreement and this Release shall govern all issues relating to Executive’s employment and termination of employment with the Company;

WHEREAS, Executive acknowledges that the consideration to be provided to Executive under the Employment Agreement is sufficient to support this Release; and

WHEREAS, Executive understands that the Company regards the representations by Executive in the Employment Agreement and this Release as material and the Company is relying upon such representations in paying amounts to Executive pursuant to the Employment Agreement.

EXECUTIVE THEREFORE AGREES AS FOLLOWS:

1. Executive’s employment with the Company terminated on             , and Executive has and will receive the payments and benefits set forth in Section 9 of the Employment Agreement in accordance with the terms and subject to the conditions thereof.

2. Executive hereby irrevocably releases the Company, its past and present parents, subsidiaries and affiliates, and the directors, officers, employees, shareholders, attorneys, agents, representatives and advisors and the successors, predecessors and assigns of each of such persons and entities (and those acting on their behalf in any capacity whatsoever) (collectively, the “Company Released Parties”) from all claims, counterclaims, actions, complaints, causes of action, judgments, debts, rights to indemnification, demands or suits, at law or in equity, known or unknown, arising from, relating to or otherwise concerning Executive’s service with the Company and its subsidiaries and affiliates, which Executive or any of her executors, administrators or heirs and the successors, predecessors and assigns of each of the foregoing ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time to the effective date of this Release (the “Release of Claims”). This Release of Claims includes, without limitation, any claims arising out of federal, state or local wage payment, discrimination, sexual harassment, hostile work environment, retaliation, and fair employment practice law, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Sections 2000e et seq., the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621 et seq. (“ADEA”), the Americans with Disabilities Act, as amended, 42 U.S.C. Sections 12101 et seq., the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. Sections 2601 et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. Sections 201 et seq., the Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1001 et seq., and any other federal, state or local law or ordinance (whether common law or statutory) dealing with discrimination in employment on the basis of sex, gender, age, race, color, national origin, religion, disability or equal pay requirements, or other protected category, including, without limitation, such claims based on theories of the mental and physical condition, sexual harassment, hostile work environment, retaliation, contract or tort. Excluded from the scope of this Release of Claims, however, are: (i) any rights Executive has to receive the payments and benefits set forth in Section 9 of the Employment Agreement in accordance with the terms and subject to the conditions thereof; (ii) any rights Executive has arising after the effective date of this Release under Executive’s Stock Option Agreements dated June 6, 2011, Executive’s Restricted Stock Unit Agreements dated June 6, 2011, Executive’s Stock Option Agreement dated June 6, 2012 and Executive’s Restricted Stock Unit Agreements dated June 6, 2012; and (iii) any rights Executive has or hereafter acquires to indemnification and advancement of expenses in accordance with the Indemnification Agreement between the Company and Executive dated             , 2011, Section 11 of the Employment Agreement or the provisions of certificates of incorporation, by-laws or other governing documents of the Company and its subsidiaries and affiliates. Executive covenants not to sue the Company or any other person or entity described above, at law or in equity, in any forum, for any claims, counterclaims, actions, complaints or causes of actions that are within the scope of this Release of Claims.

3. Executive hereby acknowledges and confirms that: (i) she was advised by the Company to consult with an attorney of her own selection regarding the terms of this Release of Claims; (ii) she was given a period of not fewer than twenty-one (21) days to consider the terms of this Release of Claims and to consult with an attorney of her own selection with respect thereto, although she was free to sign this Release of Claims at any time during such period; and (iii) she knowingly and voluntarily accepts the terms of this Release of Claims.

4. Executive understands that she may revoke this Release of Claims with respect to claims arising under ADEA at any time within seven (7) days of the date of her signing by providing written notice to the Company at the address specified in Section 15 of the Employment Agreement, and that with respect to claims arising under ADEA, this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if she has not timely revoked it.

5. The invalidity or unenforceability of any provision or provisions of this Release shall not affect the validity or enforceability of any other provision of this Release, which shall remain in full force and effect.

6. The validity, interpretation, construction and performance of this Release shall be governed by the law of the State of New York without regard to its conflicts of law principles. In the event of any dispute regarding this Release, the provisions of Section 24 of the Employment Agreement shall govern.

7. The Employment Agreement and this Release constitute the entire understanding between the parties with respect to the subject matter hereof. Executive has not relied on any oral statements that are not included in the Employment Agreement or this Release.

Date:
Lisa Gersh